Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, July 26, 2005 – Waddell & Reed Financial, Inc. (NYSE: WDR) reported second quarter net loss of $7.1 million, or $0.09 per diluted share, compared to net income of $22.8 million, or $0.28 per diluted share in the first quarter of 2005 and $25.2 million, or $0.31 per diluted share in last year’s second quarter.  This year’s second quarter includes the following pre-tax charges as previously announced:  $20.5 million for the settlement with the NASD and related state settlements; $14.5 million for settlement with Torchmark Corporation; $6.3 million associated with the resignation of our former Chief Executive Officer; and severance and restructuring costs in our Advisors channel.  Excluding these charges, adjusted net income for the second quarter was $21.7 million, or $0.27 per diluted share.  Management believes it is beneficial to examine the current quarter’s results excluding the above-mentioned charges to provide a more comparable basis for evaluating the results and financial performance to other periods.  Unless specifically mentioned, the comparison and comments that follow exclude the above-mentioned special charges.  A schedule reconciling adjusted results to GAAP is provided on page 7.

On May 25, 2005, Keith A. Tucker stepped down from his position of Chairman of the Board and Chief Executive Officer.  Henry J. Herrmann, former Chief Investment Officer and a 34-year veteran of the Company, was appointed Chief Executive Officer and Alan W. Kosloff, an independent member of the board of directors, was appointed non-executive chairman.

“While there were some encouraging signs in our sales activity, results in this quarter showed a continuation of less than acceptable operating performance,” said Herrmann.  “Management’s attention is sharply focused on corrective measures and we are aggressively pursuing opportunities for improvement.  New leadership is in place in our Advisors channel and new programs to drive sales productivity have been instituted.  Resolution of our legal matters is progressing.  Forces pressuring our profit margins have been identified and are being addressed.  It’s too early to report upon the outcomes of these developments; however, I believe the Company is well positioned for meaningful improvement in time.

“I should note that the foundation of success in this business, which is investment performance, remains quite solid with 61% of our equity funds in the top quartile of their respective Lipper peer groups on a year to date basis and 48% on a one year basis.”

Channel Discussion

Advisors channel

Gross sales of $560 million in our Advisors channel sales increased 5% from the second quarter of 2004 while sequential sales, which are influenced by seasonal factors, decreased 4%.  This was the lowest first-to-second quarter decline since 1999.

As announced last quarter, significant changes are underway to strengthen our Advisors channel.  Our executive leadership team has instituted new efforts in sales, advisor service and support, and recruiting.  While we remain focused on growing our sales force, we are placing greater emphasis on recruiting quality candidates.  The Company currently projects that 2005 sales force growth will not reach the 10% increase previously projected.

Progress is well underway for building wholesaler support for all product silos of our Advisors channel.  Support and service has also been enhanced via a new integrated sales desk at home office.  As part of this restructuring, we incurred pre-tax severance costs of $504 thousand during the quarter.

Wholesale channel

Gross and net sales of mutual funds in our non-proprietary channel were $503 million and $217 million, respectively.  Net sales in this channel for the past four quarters total $776 million.  Gross sales represented 42% of total sales in the quarter, compared to 43% in the first quarter of 2005 and 28% in last year’s comparable quarter, reflecting this distribution channel’s significant contributions to the Company’s total sales.

Sales of funds subadvised by other investment advisory firms, which reduce the Company’s margins, have also declined as a percentage of total sales, but remain significant.  Specifically, sales of subadvised funds by our non-proprietary distribution channel were 67% of total non-proprietary sales (39% of all mutual fund sales), down from 76% of total non-proprietary sales in the first quarter (47% of all mutual sales funds).

Management Fee Revenues

On a sequential quarter basis, the increase in management fees is due to a slight improvement in the overall management fee rate.  Compared to last year’s second quarter, the increase in revenues is attributable to a combination of higher average assets and a moderate improvement in the overall management fee rate.  The improvement we are experiencing in the overall management fee rate is due to a mix shift between the Advisors and Ivy fund families.  Specifically, strong sales in a few Ivy funds, which have a slightly higher management fee rate due to their lack of scale, persisted in the second quarter.  Additionally, overall stronger sales of the Ivy funds due to our broadened distribution efforts in non-proprietary channels have also contributed to the mix shift.

For the quarters ended June 2005, March 2005 and June 2004, the overall management fee rate was 67.7 basis points, 67.2 basis points and 66.1 basis points, respectively.

Investment Product Sales (1)

Advisors Channel

($ thousands)

	2Q 05	2Q 04%		1Q 05%
Front-load sales	$394,627	$378,692	4.2%	$402,556	-2.0%
Deferred-load sales	56,090	57,996	- 3.3%	57,702	-2.8%
Allocation product sales (no-load) (2)	6,483	—	nm	8,405	-22.9%
Total	$457,200	$436,688	4.7%	$468,663	-2.4%

(1) Investment product sales exclude sales at net asset value, Class Y sales, and sales of money market funds.  Sales load is included.

(2) Includes Strategic Portfolio Allocation (“SPA”) and Model Allocation Portfolio (“MAP”) products.

Underwriting and Distribution

See the attached table on page 10 for details of underwriting and distribution revenues and expenses.

We changed our method for reporting Rule 12b-1 (“12b-1”) service fee revenue to the gross basis of presentation based upon Emerging Issues Task Force Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”), which became effective in 2000.  Previously, we presented 12b-1 service fee revenue for both compensatory and reimbursement plans on a net basis.  Although our reimbursement plans, which represent a significant portion of our total 12b-1 service fee revenue, have indicators of both net and gross reporting under EITF 99-19, we have reconsidered the basis of our treatment under EITF 99-19 due to the growth in 12b-1 service fee revenue under our compensatory plans, which have stronger indicators of gross reporting.  As a result of this evaluation, we determined that additional weight should be given to our role as primary obligor in transactions between mutual funds and their shareholders for our 12b-1 reimbursement plans.  Further, we believe that with this change our presentation reflects the predominate industry practice for reporting 12b-1 service fee revenue.

Under the Company’s revised presentation, 12b-1 service fee revenue will no longer be presented as a reduction of 12b-1 related expenses, and will result in an increase to both our underwriting and distribution revenues and expenses by the same amount. We will provide comparative financial information in our future public filings and disclosures. The revised presentation has no effect on gross margin dollars, net income, cash flows, working capital or shareholders’ equity amounts previously reported, and will not affect such amounts in future periods.

Underwriting and Distribution Revenues

On a sequential quarter basis, revenues declined due to a one-time catch-up adjustment in the first quarter to record 12b-1 service fee revenue of $2.9 million.  Excluding this adjustment, the decline in revenues is attributable in large part to higher insurance sales in our Advisors channel and, to a lesser extent, higher asset-based fees from strong asset growth in our Wholesale channel.

Comparing the current quarter to last year’s second quarter, revenues improved in large part due to higher asset-based fees from strong asset growth in our Wholesale channel.  Contributing to the improvement in revenues were higher front-load sales and financial planning fees in the Advisors channel, which were partially offset by lower asset allocation fees as the average asset level of our SPA product has significantly declined from last year’s level.

Underwriting and Distribution Expenses

On a sequential quarter basis expenses declined due to the same catch-up adjustment discussed above.  Excluding this adjustment, expenses in the Advisors channel increased due to higher insurance sales volume.  In the Wholesale channel, direct expenses increased due to higher asset-based fee payout while indirect costs increased due to higher wholesaling costs, marketing costs such as traveling and meeting expenses, and costs for brochures and other sales materials.

Compared to last year’s second quarter, the increase in expenses is due to both the Advisors and the Wholesale channel.  Looking first at the Advisors channel, expenses rose due to higher front-load sales volume and financial planning fees, as well as higher indirect costs associated with our efforts to re-invigorate this channel.  Specifically, we have made substantial investments to re-energize the Advisors channel in all areas, from field support to sales management.  In the Wholesale channel, commission expenses increased with higher sales volume while indirect costs increased due to increased wholesaling activities.

Other Operating Items

Compensation and related costs increased compared to last year’s second quarter largely due to headcount growth and annual salary increases.

Equity compensation increased compared to this year’s first quarter and last year’s second quarter due to the additional shares of restricted stock granted to employees on April 2nd of this year.  Last year’s second quarter included a charge for $0.6 million to recognize the immediate vesting of restricted shares due to employee retirement.

General and administrative expenses increased on a sequential quarter basis due in large part to legal expenses.  Compared to last year’s second quarter, the increase is due to compliance costs associated with the Sarbanes-Oxley Act, facilities and information technology.

Subadvisory expenses increased compared to this year’s first quarter and last year’s second quarter due to strong sales and asset growth in some of our subadvised funds.  Significant exchange activity that was observed in the fourth quarter of 2004, as well as the first quarter of 2005, has begun to decline; however, flows into these subadvised funds (most notably the Ivy Global Natural Resources Fund and the Ivy Cundill Global Value Fund) remains strong and sales into subadvised funds continue to pressure margins.

Other Income (Expense)

Investment and other income decreased from last year’s second quarter due primarily to the $1.9 million gain recorded in connection with the change in classification of mutual fund holdings in last year’s second quarter.  This change was made in order to hedge our exposure to market volatility created by deferred compensation liabilities.  Last year’s gain was partially offset by a gain on the trading portfolio as well as interest earned on various deposits.

Interest expense increased from last year’s second quarter due to a combination of higher average short-term borrowings and rates on money market loans, and a decrease in the benefit from the interest rate swap on our senior notes compared to last year’s comparable quarter.

Balance Sheet Information

As of June 30, 2005

•      Cash balance of $118.5 million ($17.4 million held for the exclusive benefit of customers in compliance with federal securities industry regulations).

•      Investment securities of $52.5 million.

•      No cash or investment securities are restricted or pledged as collateral pending the outcome of legal matters as all previously restricted or pledged amounts have been released.

•      Short-term debt outstanding of $214.6 million (includes $200.6 million in senior notes due January 2006).

•      Shareholders’ equity of $212.3 million.

•      Shares outstanding were 83.7 million.

WADDELL & REED FINANCIAL, INC.

Schedule of Selected Operating Data

(Amounts in thousands except for per share data)

	Three Months Ended				Three Months Ended
	June 30,		Change		March 31,	Change
	2005	2004	$	%	2005	$	%
Operating Revenues:
Investment management fees	$64,533	$59,261	5,272	8.9	$63,582	951	1.5
Underwriting & distribution fees	65,874	62,306	3,568	5.7	67,345	(1,471)	-2.2
Shareholder service fees	20,320	19,101	1,219	6.4	19,810	510	2.6
Total operating revenues	150,727	140,668	10,059	7.2	150,737	(10)	0.0

Operating Expenses:
Underwriting and distribution:	73,468	66,651	6,817	10.2	74,289	(821)	-1.1
Compensation and related costs	19,796	18,024	1,772	9.8	19,819	(23)	-0.1
Equity Compensation	6,248	3,396	2,852	84.0	2,790	3,458	123.9
General and administrative	49,867	9,535	40,332	423.0	10,234	39,633	387.3
Subadvisory	4,145	1,301	2,844	218.6	3,521	624	17.7
Depreciation	2,409	2,249	160	7.1	2,376	33	1.4
Total operating expense	155,933	101,156	54,777	54.2	113,029	42,904	38.0

Other Income (Expense):
Investment & other income	1,455	2,494	(1,039)	-41.7	1,364	91	6.7
Interest expense	(3,685)	(2,415)	1,270	52.6	(3,254)	431	13.2

Income before taxes	(7,436)	39,591	(47,027)	-118.8	35,818	(43,254)	-120.8

Provision for taxes	(349)	14,387	(14,736)	-102.4	13,068	(13,417)	-102.7

Net income (loss)	$(7,087)	$25,204	n/m	n/m	$22,750	n/m	n/m

Earnings (loss) per share:
Basic	$-0.09	$0.31			$0.28
Diluted	$-0.09	$0.31			$0.28

Adjusted net income (1)	$21,706	$25,204	(3,498)	-13.9	$22,750	(1,044)	-4.6

Adjusted net income per share - diluted (1)	$0.27	$0.31		-12.9	$0.28		-3.6

Weighted average shares outstanting:
Basic	80,810	80,487			80,920
Diluted	80,810	81,755			82,106

Operating margin	-3.5%	28.1%			25.0%
Adjusted operating margin (1)	24.0%
Waddell & Reed Advisors U&D margin (2)	-4.3%	-0.3%			-4.3%

(1)  Reconciliation from GAAP provided on page 7

(2)  Excludes our wholesale underwriting and distribution activities

WADDELL & REED FINANCIAL, INC.

Reconciliation to GAAP

(Amounts in thousands except for per share data)

	Three Months Ended June 30, 2005
	GAAP	Adjustments	Adjusted
Operating Revenues:
Investment management fees	$64,533	$—	$64,533
Underwriting & distribution fees	65,874	—	65,874
Shareholder service fees	20,320	—	20,320
Total operating revenues	150,727	—	150,727

Operating Expenses:
Underwriting and distribution:	73,468	(423)	73,045
Compensation and related costs	19,796	(564)	19,232
Equity Compensation	6,248	(2,171)	4,077
General and administrative	49,867	(38,162)	11,705
Subadvisory	4,145	—	4,145
Depreciation	2,409	—	2,409
Total operating expense	155,933	(41,320)	114,613

Other Income (Expense):
Investment & other income	1,455	—	1,455
Interest expense	(3,685)	—	(3,685)

Income before taxes	(7,436)	41,320	33,884

Provision for taxes	(349)	12,527	12,178

Net income (loss)	$(7,087)	$28,793	$21,706

Net (loss) income per share - diluted	$-0.09	$0.35	$0.27

Basic shares outstanding	80,810

Weighted average number of shares outstanding - diluted		81,493	81,493

		EPS
Net income (loss), as reported	$(7,087)	$(0.09)
Adjustments (net of taxes)
NASD settlement	15,572	0.19
Torchmark settlement	9,208	0.11
CEO resignation	3,693	0.05
Severance/restructuring	320	0.01

Adjusted net income	$21,706	$0.27

WADDELL & REED FINANCIAL, INC.

Adjusted results (1)

(Amounts in thousands except for per share data)

	Three Months Ended				Three Months Ended
	June 30,		Change		March 31,	Change
	2005 (1)	2004	$	%	2005	$	%
Operating Revenues:
Investment management fees	$64,533	$59,261	5,272	8.9	$63,582	951	1.5
Underwriting & distribution fees	65,874	62,306	3,568	5.7	67,345	(1,471)	-2.2
Shareholder service fees	20,320	19,101	1,219	6.4	19,810	510	2.6
Total operating revenues	150,727	140,668	10,059	7.2	150,737	(10)	0.0

Operating Expenses:
Underwriting and distribution:	73,045	66,651	6,394	9.6	74,289	(1,244)	-1.7
Compensation and related costs	19,232	18,024	1,208	6.7	19,819	(587)	-3.0
Equity Compensation	4,077	3,396	681	20.1	2,790	1,287	46.1
General and administrative	11,705	9,535	2,170	22.8	10,234	1,471	14.4
Subadvisory	4,145	1,301	2,844	218.6	3,521	624	17.7
Depreciation	2,409	2,249	160	7.1	2,376	33	1.4
Total operating expense	114,613	101,156	13,457	13.3	113,029	1,584	1.4

Other Income (Expense):
Investment & other income	1,455	2,494	(1,039)	-41.7	1,364	91	6.7
Interest expense	(3,685)	(2,415)	1,270	52.6	(3,254)	431	13.2

Income before taxes	33,884	39,591	(5,707)	-14.4	35,818	(1,934)	-5.4

Provision for taxes	12,178	14,387	(2,209)	-15.4	13,068	(890)	-6.8

Adjusted net income (1)	$21,706	$25,204	(3,498)	-13.9	$22,750	(1,044)	-4.6

Adjusted net income per share - diluted (1)	$0.27	$0.31		-12.9	$0.28		-3.6

Weighted average number of shares outstanding - diluted	81,493	81,755			82,105

Operating margin	24.0%	28.1%			25.0%
Waddell & Reed Advisors U&D margin (2)	-4.3%	-0.3%			-4.3%

(1)  Reconciliation from GAAP provided on page 7

(2)  Excludes our wholesale underwriting and distribution activities

WADDELL & REED FINANCIAL, INC.

Changes in Assets Under Management

For the quarter ended

(Amounts in millions)

		Wholesale Channel
	Advisors Channel	Non-Proprietary	Institutional	Total
June 30, 2005
Beginning Assets	$24,921	$5,022	$8,242	$38,185

Sales	560	503	123	1,186
Redemptions	(824)	(286)	(349)	(1,459)
Net Sales	(264)	217	(226)	(273)

Net Exchanges and Adjustments	(14)	11	0	(3)
Reinvested Dividends and Capital Gains	53	16	30	99
Net Flows	(225)	244	(196)	(177)

Market Appreciation	696	101	269	1,066
Ending Assets	$25,392	$5,367	$8,315	$39,074

June 30, 2004
Beginning Assets	$24,276	$4,048	$8,336	$36,660

Sales	532	280	192	1,004
Redemptions	(861)	(263)	(531)	(1,655)
Net Sales	(329)	17	(339)	(651)

Net Exchanges and Adjustments	(12)	11	0	(1)
Reinvested Dividends and Capital Gains	38	9	26	73
Net Flows	(303)	37	(313)	(579)

Market Appreciation	200	10	67	277
Ending Assets	$24,173	$4,095	$8,090	$36,358

March 31, 2005
Beginning Assets	$25,297	$4,702	$8,659	$38,658

Sales	582	611	238	1,431
Redemptions	(734)	(302)	(506)	(1,542)
Net Sales	(152)	309	(268)	(111)

Net Exchanges and Adjustments	(17)	14	0	(3)
Reinvested Dividends and Capital Gains	39	1	33	73
Net Flows	(130)	324	(235)	(41)

Market Appreciation/(Depreciation)	(246)	(4)	(182)	(432)
Ending Assets	$24,921	$5,022	$8,242	$38,185

WADDELL & REED FINANCIAL, INC.

Underwriting and Distribution

For the quarter ended

(Amounts in thousands)

	Advisors	Non-Proprietary	Legend	Total
June 30, 2005
Revenues	$49,465	$5,473	$10,936	$65,874

Expenses
Direct	32,910	7,890	7,398	48,198
Indirect	18,659	3,603	3,008	25,270
Total Expenses	$51,569	$11,493	$10,406	$73,468

Net U&D	$(2,104)	$(6,020)	$530	$(7,594)

Margin	-4.3%		4.8%

	Advisors	Non-Proprietary	Legend	Total
June 30, 2004
Revenues	$48,448	$3,425	$10,433	$62,306

Expenses
Direct	31,498	5,855	7,045	44,398
Indirect	17,107	2,679	2,467	22,253
Total Expenses	$48,605	$8,534	$9,512	$66,651

Net U&D	$(157)	$(5,109)	$921	$(4,345)

Margin	-0.3%		8.8%

	Advisors	Non-Proprietary	Legend	Total
March 31, 2005
Revenues	$51,565	$4,954	$10,826	$67,345

Expenses
Direct	35,185	7,558	7,054	49,797
Indirect	18,589	3,183	2,720	24,492
Total Expenses	$53,774	$10,741	$9,774	$74,289

Net U&D	$(2,209)	$(5,787)	$1,052	$(6,944)

Margin	-4.3%		9.7%

WADDELL & REED FINANCIAL, INC.

Supplemental Information

Other Items

	2Q 05	2Q 04	% change	1Q 05	% change
Redemption rates - long-term assets
Advisors	10.6%	11.4%		9.6%
Non-Proprietary	21.8%	25.6%		24.8%
Institutional	17.0%	26.4%		24.2%
Total	13.5%	16.4%		14.8%

Sales per advisor (000s) (1)
Total	188	176	6.8%	189	-0.5%
2+ Years	289	259	11.6%	286	1.0%
0 to 2 Years	49	50	-2.0%	57	-14.0%

Gross production per advisor (000s) (2)	13.4	13.0	3.1%	12.9	3.9%

Number of advisors (3)	2,422	2,460	-1.5%	2,454	-1.3%

Number of shareholder accounts (000s)	2,530	2,373	6.6%	2,483	1.9%

(1) Average commissionable sales per Waddell & Reed Advisor

(2) Average gross commission generated per Waddell & Reed Advisor

(3) Excludes Legend retirement advisors

Lipper Ranking

	YTD	1 Year	3 Years	5 Years
Percentage of funds
Equity Funds
Top Quartile	61%	48%	52%	50%
Top Half	76%	74%	69%	74%

All Funds
Top Quartile	47%	40%	41%	42%
Top Half	69%	66%	64%	67%

MorningStar Ranking

	Overall	3 Years	5 Years

Percentage of funds with 4 or 5 stars
Equity Funds	33%	33%	33%
All Funds	32%	25%	31%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live webcast of our earnings release conference call today, July 26, 2005 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our second quarter results.  Live access to the teleconference will be available on the “Corporate” section of our website at www.waddell.com.  A webcast replay will be made available shortly after the call through August 1st.

Website Resources

We invite you to visit the “Corporate” section of our website at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Investor Relations Manager, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, unexpected and adverse results of litigation or regulation, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the Company, the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations, and other risks as set out in the reports we have filed with the SEC.  Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.